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                                                                   EXHIBIT 10.07



                                CSK GROUP, LTD.
                        1996 EXECUTIVE STOCK OPTION PLAN


1.     Purposes of the Plan.

            This stock option plan including Exhibit I hereto (the "Plan") is designed to provide an incentive to employees (including directors and officers who are employees) of and consultants to CSK GROUP, LTD., a Delaware corporation (the "Company") or any of its Subsidiaries or a Parent (as such terms are defined in Paragraph 19), and to offer an additional inducement in obtaining the services of such persons. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options which do not qualify as ISOs ("NQSOs"), but the Company makes no representation or warranty, express or implied, as to the qualification of any option as an "incentive stock option" under the Code.

2.     Stock Subject to the Plan.

            Subject to the provisions of Paragraph 12, the aggregate number of shares of Class B Common Stock, $.01 par value per share, of the Company ("Common Stock") which may be issued under the Plan shall not exceed 21,000. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 14, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable shall again become available for the granting of options under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

3.     Administration of the Plan.

            The Plan shall be administered by the Board of Directors or by a committee of the Board of Directors consisting of not less than two directors
(in either case, the "Committee").   During such time as the Company has a
class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Exchange Act (as the same may be in effect and interpreted from time to time, "Rule 16b-3"). A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.
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            Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion to determine: the employees and consultants who shall be granted options; the times when options shall be granted; whether an option shall be an ISO or a NQSO; the number of shares of Common Stock to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole, in part or in installments and, if in installments, the number of shares of Common Stock to be subject to each installment, whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or installment; whether shares of Common Stock may be issued upon the exercise of an option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and, if so, whether to waive any such restriction; whether to subject the grant or exercise of all or any portion of an option to the fulfillment of contingencies as specified in the contract referred to in Paragraph 11 (the "Contract"), including without limitation, contingencies relating to entering into a covenant not to compete with the Company, any of its Subsidiaries or a Parent, to financial objectives for the Company, any of its Subsidiaries or a Parent, a division of any of the foregoing, a product line or other category, and/or the period of continued employment of the optionee with the Company, any of its Subsidiaries or a Parent, and to determine whether such contingencies have been met; whether an optionee is Disabled (as defined in Paragraph 19); the amount, if any, necessary to satisfy the obligation of the Company, a Subsidiary or a Parent to withhold taxes or other amounts; the fair market value of a share of Common Stock; how to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option, provided, that the modified provision is permitted to be included in an option granted under the Plan on the date of the modification, and further, provided, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision which under Rule 16b-3 requires approval by a committee of Non-Employee Directors to be exempt (unless otherwise specifically provided herein); and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any option granted under the Plan or any Contract shall be determined unilaterally by the Committee in its sole discretion. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive and binding on the parties.

            No member or former member of the Committee shall be liable for any action, failure to act or determination made in good faith with respect to the Plan or any option hereunder. In addition, the Company shall indemnify and hold harmless each member and former member of the Committee and their respective successors, assigns, heirs and personal representatives from and against any liability, loss, claim, damage and expense (including without limitation attorneys fees and expenses) incurred in connection therewith by reason of any action,





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failure to act or determination made in good faith under or in connection with the Plan or any option hereunder to the fullest extent permitted with respect to directors under the Company's certificate of incorporation, by-laws or applicable law.

4.     Eligibility.

            The Committee may from time to time, in its sole discretion, consistent with the purposes of the Plan, grant options to employees (including officers and directors who are employees) of, and to consultants to, the Company or any of its Subsidiaries, or a Parent of the Company. Such options granted shall cover such number of shares of Common Stock as the Committee may determine, in its sole discretion; provided, however, that if the Company is a "publicly held corporation" (within the meaning of Code Section 162(m)), the maximum number of shares of Common Stock subject to options that may be granted to any employee during any fiscal year of the Company under the Plan shall be 18,000 shares (the "162(m) Maximum"); and further, provided, that the aggregate market value (determined at the time the option is granted in accordance with Paragraph 5) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. Such ISO limitation shall be applied by taking ISOs into account in the order in which they were granted. Any option (or the portion thereof) granted in excess of such ISO limitation amount shall be treated as a NQSO.

5.     Exercise Price.

            The exercise price of the shares of Common Stock under each option shall be determined by the Committee in its sole discretion; provided, however, that the exercise price of an ISO shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and further, provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

            The fair market value of a share of Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of Common Stock on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on The Nasdaq Stock Market ("Nasdaq"), and (i) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of Common Stock on such day on Nasdaq, or (ii) if such information is not available, the average of the highest bid and lowest asked prices per share of Common Stock on such day on





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Nasdaq, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share of Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Board by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

6.     Term.

            The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion; provided, however, that the term of each ISO granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof; and further, provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall be for a period not exceeding five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

7.     Exercise; Adjustment of Shares Subject to Options.

            No option granted hereunder shall be or become exercisable, whether or not then vested in accordance with this Paragraph 7 and/or Exhibit I hereto, until the earlier of (a) the occurrence of the Initial Public Offering of the Company (the "Initial Public Offering"), as the term Initial Public Offering is defined in the Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on October 30, 1996 and as the same from time to time may hereafter be amended (the "Restated Certificate of Incorporation") and (b) the seventh anniversary of the date of grant and, in any event, only to the extent such option shall have vested in accordance with the next succeeding paragraph of this Paragraph 7 and Exhibit I to this Plan.

            Options granted hereunder shall vest (but shall not become exercisable except in accordance with the first paragraph of this Paragraph 7) in accordance with Exhibit I to this Plan, which is incorporated by reference herein and made a part hereof. In addition, the number of shares of Common Stock subject to each option is subject to automatic increase upon the terms and conditions described on Exhibit I to this Plan.

            An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company (in advance as determined by the Committee) at its principal office stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment





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in full of the aggregate exercise price therefor (or the amount due on exercise if the Contract permits installment payments) (a) in cash or by certified check or (b) if the applicable Contract permits, with previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise (determined in accordance with Paragraph 5) equal to the aggregate exercise price of all options being exercised, or with any combination of cash, certified check or shares of Common Stock having such value. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments, including any required withholding, have been made.

            Notwithstanding the foregoing, the Committee may, in its sole discretion, permit payment of the exercise price of an option by delivery by the optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Committee to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

            A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares of Common Stock until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, any optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

            In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

8.     Termination of Relationship.

            Except as may otherwise be expressly provided in the applicable Contract, any optionee whose relationship with the Company, its Parent and Subsidiaries as an employee or a consultant (a "Relationship") has terminated for any reason (other than as a result of the death or Disability of the optionee) after the occurrence of the Initial Public Offering, may exercise such option, to the extent exercisable on the date of such termination, at any time during the 30 days commencing six months after the date of such termination, but not thereafter. If the optionee's Relationship has terminated for any reason (other than as a result of the death or Disability of the optionee) prior to the occurrence of the Initial Public Offering, the option shall expire upon such termination and the optionee shall have, in lieu thereof, the right to receive from the Company upon completion of the Initial Public Offering or Sale (as defined in Section 13) of the Company, an amount equal to the product of (a) the number of shares represented by the vested portion of such option upon termination of the Relationship, and (b) the excess (if any) of the fair market value of a share of Common Stock upon termination of the Relationship over the exercise price per share (such product being the "Increased FMV"); provided, however, that if the Initial Public





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Offering or Sale shall not have occurred prior to the date on which the option would otherwise have expired, the optionee shall not be entitled to receive any amount pursuant to this Section 8 unless, on or prior to the date the option would otherwise have expired, the optionee pays to the Company an amount equal to the exercise price of all options held by the optionee which are subject to this Section 8 (the "Option Payment"); and provided, further, that if the Option Payment is made, the amount payable by the Company pursuant to this
Section 8 shall be increased by the amount of such Option Payment. Notwithstanding the foregoing, if such Relationship is terminated (a) for cause, or (b) if at any time during the first six months after termination of the Relationship the optionee shall be directly or indirectly employed by, associated with, or affiliated with, a chain of automotive after market stores which in the Board of Directors' judgment is a competitor of the Company, such optionee shall have no rights to any payment with respect to such option.

            For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

            Except as may otherwise be expressly provided in the applicable Contract, options granted under the Plan shall not be affected by any change in the status of the optionee so long as the optionee continues to be an employee of, or a consultant to, the Company, or any of its Subsidiaries or a Parent (regardless of having changed from one to the other or having been transferred from one corporation to another).

            Nothing in the Plan or in any option granted under the Plan shall confer on any optionee any right to continue in the employ of, or as a consultant to, the Company, any of its Subsidiaries or a Parent, or interfere in any way with any right of the Company, any of its Subsidiaries or a Parent to terminate the optionee's relationship at any time for any reason whatsoever without liability to the Company, its Subsidiaries or Parent.

            For purposes of this Plan, "cause" shall mean fraud or embezzlement by the optionee, gross negligence by the optionee in the performance or nonperformance of his duties for the Company, its Subsidiaries or Parent, or the optionee's material failure or refusal to perform his duties at any time as an employee of or consultant to the Company, a Subsidiary or Parent.





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9.     Death or Disability of an Optionee.

            Except as may otherwise be expressly provided in the applicable Contract, if an optionee dies while he or she is an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent, or his or her Relationship terminates by reason of his or her Disability, in either case after the occurrence of the Initial Public Offering, the option may be exercised, to the extent exercisable on the date of his or her death or in the event of his or her Disability, upon the effective date of such termination, by his or her Legal Representative (as defined in Paragraph 20) at any time within 90 days after the date of death or the effective date of such termination, but not thereafter. If such Relationship terminates by reason of such death or Disability prior to the occurrence of the Initial Public Offering, the option shall expire upon such termination and the optionee or his or her legal representative shall have, in lieu thereof, the right to receive from the Company upon completion of the Initial Public Offering or Sale (as defined in Section 13) of the Company, an amount equal to the Increased FMV; provided, however, that if the Initial Public Offering or Sale shall not have occurred prior to the date on which the option would otherwise have expired, the optionee or his or her legal representative shall not be entitled to receive any amount pursuant to this Section 9 unless, on or prior to the date the option would otherwise have expired, the optionee or his or her legal representative pays to the Company the Option Payment; provided, further, that if the Option Payment is made, the amount payable by the Company pursuant to this Section 9 shall be increased by the amount of such Option Payment.

10.    Compliance with Securities Laws.

            The Committee may require, in its sole discretion, as a condition to any option being exercisable that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act or to keep any Registration Statement effective or current; provided, however, that if the Initial Public Offering has not occurred prior to the seventh anniversary of the date of grant, the Company will take such action as shall be necessary to permit the exercise of such options during the 30 days following such seventh anniversary in accordance with the requirements of the Securities Act, any applicable state securities laws and any listing or other regulatory authority requirements referred to in this Paragraph 10.

            The Committee may require, in its sole discretion, as a condition to the exercise of any option that the optionee execute and deliver to the Company his representations and warranties, in form, substance and scope satisfactory to the Committee, which the Committee determines are necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirement, including without limitation that (a) the shares of Common Stock to be issued upon





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the exercise of the option are being acquired by the optionee for his own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee shall prior to any offer of sale or sale of such shares of Common Stock provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

            In addition, if at any time the Committee shall determine, in its sole discretion, that the listing or qualification of the shares of Common Stock subject to such option on any securities exchange, Nasdaq or under any applicable law, or the consent or approval of any governmental authority or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.    Stock Option Contracts.

            Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Committee.

12.    Adjustments upon Changes in Common Stock.

            Notwithstanding any other provision of the Plan, in the event of a stock dividend, spin-off, split-up, combination, reclassification, recapitalization (including, without limitation, the recapitalization of the Company pursuant to the Restated Certificate of Incorporation in connection with the Initial Public Offering of the Company), merger in which the Company is the surviving corporation, or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which are authorized for issuance or which are outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof, and the 162(m) Maximum shall be adjusted accordingly by the Board of Directors, whose determination shall be conclusive and binding on all parties.

13.    Sale of More than 80% of the Company.

       a) In the event that at any time during the term of an option and prior to the occurrence of the Initial Public Offering, there shall be a sale of (a) shares of capital stock by one or more stockholders, which results in shares of capital stock having an aggregate of 80% of the





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voting power of all outstanding shares of capital stock having been sold (by stockholders who held such stock at the time of the option's grant) or (b) the sale of 80% or more of the Company's assets in any one transaction or series of related transactions, in either case to parties which at the time of such sales were not stockholders or affiliates of any stockholder of the Company (collectively, "Sales" and the final such sale being the "Triggering Sale"), the Company shall purchase all of the vested portion of the option for a purchase price equal to the difference between the average purchase price per share of Common Stock (or if shares of Common Stock were not the shares sold, then the value of a share of Common Stock as determined by the Board of Directors based upon the purchase price of the shares of capital stock which were sold) received in connection with all Sales occurring within 24 months of the Triggering Sale (including the Triggering Sale) and the exercise price per share of Common Stock subject to such option (the "Option Repurchase Price"), multiplied by the number of shares of Common Stock subject to the vested portion of the option. One half of the Option Repurchase Price shall be payable by the Company within 30 days of consummation of the Triggering Sale and the balance shall be payable by the Company within 30 days of the first anniversary of the Triggering Sale, provided that the optionee's Relationship is either continuing as of such anniversary, or has been terminated by the Company prior thereto without cause or as a result of the death or Disability of the optionee.

       b) In addition, if the 16 corporations which purchased capital stock of the Company on October 30, 1996 (the "Original Stockholders") realize a compounded internal rate of return with respect to those of their original shares of capital stock sold in the Sales (the "Internal Rate of Return") of at least 20%, and the optionee's Relationship is either continuing as of the first anniversary of the Triggering Sale, or has been terminated by the Company between the date of the Triggering Sale and the first anniversary thereof without cause or as a result of the death or Disability of the optionee, the Company shall purchase the portion set forth below of the option which remains unvested at the time of the Triggering Sale, at the Option Repurchase Price, payable within 30 days of the first anniversary of the Triggering Sale.


              If the Original Stockholders Internal Rate of Return is at least 20%, but less than 25%, then 50% of the unvested portion of the option will be purchased;

              If the Original Stockholders Internal Rate of Return is at least 25%, but less than 30%, then 75% of the unvested portion of the option will be purchased; and

              If the Original Stockholders Internal Rate of Return equals or exceeds 30%, then 100% of the unvested portion of the option will be purchased.

              In the event that, at any time during the term of an option but following the occurrence of the Initial Public Offering, there shall occur a Triggering Sale, the portion of such option which remains unvested at the time of the Triggering Sale shall vest upon the occurrence of the Triggering Sale.





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
       c) Notwithstanding anything to the contrary contained herein, until an optionee is notified in writing by the Company that all provisions of the Stockholders' Agreement dated as of October 30, 1996, among the Company and all of its stockholders as of such date (the "Stockholders' Agreement") relating to the purchase and sale of the Company's securities (other than in a public offering) have terminated, all shares of Common Stock issued upon the exercise of options granted hereunder shall be subject to the following restrictions and have the following rights:

              (i) If, pursuant to the terms of the Stockholders' Agreement in connection with an arm's-length sale to an unaffiliated third party pursuant to a written offer to purchase at least all of the securities of the Company held by the stockholders party to the Stockholders' Agreement, certain of the stockholders party to the Stockholders' Agreement (the "Moving Group") have the right to require the other holders of securities bound by the terms of the Stockholders' Agreement (the "Selling Stockholders") to sell all of their equity securities of the Company either to the third party or to the Moving Stockholders and/or the Company (the "Purchaser") for consideration per share having at least the same value as the consideration proposed to be paid by the third party, the Moving Group shall also have the right to require each optionee to sell, and each optionee shall sell and deliver free and clear of all liens, claims and encumbrances, all of each optionee's Common Stock in the same transaction to the Purchaser, provided, however, that such optionee receives the same terms, including, without limitation, the same consideration per share of Common Stock, as is received in such transactions by the Selling Stockholders.

              (ii) If, pursuant to the terms of the Stockholders' Agreement in connection with a proposed sale of more than 25% of the outstanding equity securities of the Company by certain of the stockholders party to the Stockholders' Agreement (the "Transferring Stockholders"), such sale by such Transferring Stockholders cannot be consummated unless (y) prior to such sale each of the other stockholders party to the Stockholders' Agreement (the "Other Stockholders") and the Company shall have been given notice of the proposed transaction, which notice shall specify the number of shares that the Transferring Stockholders desire to sell, the identity of the prospective purchaser (the "Buyer"), and the proposed terms thereof and shall also include a copy of the written offer from the Buyer, and (z) each of the Other Stockholders shall have been provided a firm irrevocable right, which right shall be exercisable by written notice (which shall specify the number of shares (up to the total number of shares held by the Transferring Stockholders) that the Other Stockholders desire to sell) within 60 days after giving notice to the Other Stockholders, to sell to the Buyer, at the same time and upon the same terms and conditions offered to the Transferring Stockholders by the Buyer, the number of shares of Common Stock of the Other Stockholders (the "Proportionate Amount") that bears the same ratio to the total number of shares of Common Stock held by the Other Stockholders as the total number of shares of Common Stock proposed to be sold by the Transferring Stockholders to the Buyer bears to the total number of shares of Common Stock held by all of the Transferring Stockholders, the Company will not register the transfer of securities from the Transferring





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Stockholders to the Buyer unless the Transferring Stockholders and the Buyer shall have extended to each optionee the rights described above which are required to be extended to Other Stockholders in connection with such a sale.

              (iii) No Optionee shall transfer any shares of Common Stock unless such Optionee complies with the provisions below; provided, however, that following the consummation of an initial public offering of shares of Common Stock (an "IPO"), each Optionee may sell any of its shares of Common Stock pursuant to any applicable registration statement or pursuant to Rule 144 under the Securities Act without complying with any of the provisions below.
In the event that an optionee receives and desires to accept an arm's-length written offer (a "Third Party Offer") from an unaffiliated third party (the "Offeror") to purchase shares of Common Stock owned by the optionee, the optionee shall promptly provide written notice thereof to the Company, which notice shall specify the number of shares of Common Stock that the optionee desires to sell and the terms of the Third Party Offer and shall also include a copy of the Third Party Offer. The Company shall have the irrevocable option, exercisable by written notice to the optionee within 60 days after the receipt of notice from the optionee (for purposes hereof, the "Option Period"), to purchase from such optionee all of such shares of Common Stock proposed to be sold by such optionee at the same price, and on the same terms and conditions, as contained in the Third Party Offer, or, if the Third Party Offer provides for non-cash consideration or other terms and conditions not practically obtainable by the Company, then for cash consideration and upon terms and conditions no less favorable, in the sole judgment of the Board of Directors, to the Optionee than those contained in the Third Party Offer. If the Company shall fail to elect, within the Option Period and pursuant to the terms hereof, to purchase all of the shares of Common Stock proposed to be transferred by the optionee, then the optionee shall be free, for a period of 90 days thereafter, to sell to the Offeror identified in the notice of the Third Party Offer, but only to that Offeror, and only for consideration and upon terms and conditions no less favorable to the optionee, in the sole judgment of the Board of Directors, than those contained in the Third Party Offer, all of the shares of Common Stock proposed to be transferred; provided that, the Offeror executes an agreement whereby the Offeror becomes bound by the provisions hereof.

14.    Amendments and Termination of the Plan.

            The Plan was adopted by the Board of Directors on ________, 1996.
No option may be granted under the Plan after _____________, 2006. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, to comply with the provisions of Rule 16b-3, Section 162(m) of the Code, or any change in applicable law, regulations, rulings or interpretations of administrative agencies; provided, however, that no amendment shall be effective without the prior or subsequent stockholder approval required under applicable law or the Code which would

(a) except as contemplated in Paragraph 12, increase the maximum number of shares of Common Stock for which options may be granted under the Plan or the 162(m) Maximum, or (b) change the eligibility requirements to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing and outstanding option affected thereby, adversely affect his rights under such option. The power of the Committee to construe and administer any options granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

15.    Non-transferability of Options.

            No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the optionee, only by the optionee or his Legal Representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

16.    Withholding Taxes.

            The Company may withhold (a) cash, (b) subject to any limitations under Rule 16b-3, shares of Common Stock to be issued with respect thereto having an aggregate fair market value on the exercise date (determined in accordance with Paragraph 5), or (c) any combination thereof, in an amount equal to the amount which the Committee determines is necessary to satisfy the obligation of the Company, a Subsidiary or a Parent to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition, or the disposition of the underlying
shares of Common Stock.   Alternatively, the Company may require the holder to
pay to the Company such amount, in cash, promptly upon demand.

17.    Legends; Payment of Expenses.

            The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock issued or transferred upon the exercise of an ISO granted under the Plan.

            The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

18.    Use of Proceeds.

            The cash proceeds from the sale of shares of Common Stock pursuant to the exercise of options under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine.

19.    Substitutions and Assumptions of Options of Certain Constituent
       Corporations.

            Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph
20) or assume the prior options of such Constituent Corporation.

20.    Definitions.

            For purposes of the Plan, the following terms shall be defined as set forth below:

                 a) Constituent Corporation. The term "Constituent Corporation" shall mean any corporation which engages with the Company, any of its Subsidiaries or a Parent in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

                 b) Disability. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

                 c) Legal Representative. The term "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

                 d) Parent. The term "Parent" shall have the same definition as "parent corporation" in Section 424(e) of the Code.

                 e) Subsidiary. The term "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 424(f) of the Code.

21.    Governing Law; Construction.

            The Plan, such options as may be granted hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions.

            Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

22.    Partial Invalidity.

            The invalidity, illegality or unenforceability of any provision in the Plan or any Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

23.    Stockholder Approval.

            The Plan shall take effect upon its adoption by the Board, but the Plan shall be subject to the approval of the holders of a majority of the securities of the Company present, in person or by proxy, and entitled to vote at a meeting of stockholders held in accordance with applicable law. No options granted hereunder may be exercised prior to such approval; provided, however, that the date of grant of any option shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the stockholders of the Company on or before October 30, 1997, the Plan and any options granted hereunder shall terminate.

                                   EXHIBIT I

              VESTING OF OPTIONS AND AUTOMATIC OPTION ADJUSTMENTS


       Each option granted under the Plan to optionees to purchase Plan Shares (as defined below) will vest as follows:

            (a) 28% of the shares of Common Stock (rounded up or down to the nearest whole share of Common Stock) subject to such option will vest on the second anniversary date of the grant of the option and an additional 28% (rounded up or down to the nearest whole share of Common Stock) will vest, on each of the third and fourth anniversary dates of grant.

            (b) The remaining 16% of the shares of Common Stock subject to such option will vest as follows:

                   (i) 6%, 5% and 5%, respectively, of the shares of Common Stock (rounded up or down to the nearest whole share of Common Stock) subject to such option will vest, on each of the first, second and third April 30th to occur after the second anniversary of the date of grant (each a "Business Plan Vest Date"), if at least 95% of the Option Target ("Option Target") applicable to such optionee as set forth in the Company's Management Business Plan attached hereto shall be achieved for the immediately preceding full fiscal year (each, a "Target Year") or, with respect to the first Business Plan Vest Date, for the immediately preceding two full fiscal years on a cumulative basis; or

                   (ii) In the event that between 75% and 95% of an Option Target shall be achieved for a Target Year or, with respect to the first Business Plan Vest Date for the first two Target Years on a cumulative basis, then (I) with respect to such first two Target Years, for each whole percent above 75% (and with respect to the last whole percent between 94% and 95%, 94.99 shall be considered a whole percentage point for purposes of this calculation) of an Option Target that shall be achieved, an additional .3% of the shares of Common Stock subject to such option shall vest in respect of such Target Years (rounded up or down to the nearest whole share of Common Stock) and (II) with respect to each subsequent Target Year, for each whole percent above 75% (and with respect to the last whole percent between 94% and 95%, 94.99 shall be considered a whole percentage point for purposes of this calculation) of an Option Target that shall be achieved, an additional .25% of the shares of Common Stock subject to such option shall vest in respect of such Target Year (rounded up or down to the nearest whole share of Common Stock); or

                   (iii) In the event that 75% or less of an Option Target shall be achieved for a Target Year or, with respect to the first Business Plan Vest Date for the first two Target

Years on a cumulative basis, then no additional shares of Common Stock subject to such option shall vest in respect of such Target Year or Target Years.

              (iv) Notwithstanding clauses (ii) and (iii) above, if the Option Target for such optionee shall not have been achieved for any Target Year, but at least 95% of the sum of the Option Targets for (a) the first two Target Years and the third Target Year, (b) the third Target Year and the fourth Target Year, or (c) the first two Target Years, the third Target Year and the fourth Target Year, shall have been achieved as at the end of any such period, then the shares of Common Stock that would have vested if 100% of the Option Target had been achieved for each such Target Year in the applicable period, but did not so vest, shall nevertheless vest on the first Business Plan Vest Date thereafter. The Option Target for each Target Year following the date of grant of an option shall be appended to the Contract between the Company and the optionee.

              (v) Any of the shares of Common Stock subject to such option which shall not have vested pursuant to clauses (i), (ii), (iii) and (iv) above, shall automatically vest 90 days prior to the end of such option's term.

       (c) In the event that the Option Target applicable to an optionee shall be achieved with respect to any Target Year represented by each of the first four full fiscal years during an option's term, and exceeded by at least 10% (the number of percentage points of such excess over 10% being referred to as the "Excess"), then, in addition to the shares of Common Stock that shall vest in accordance with the preceding clauses above in subparagraph (b), the optionee shall automatically be granted on the first Business Plan Vest Date after the applicable Target Year (or with respect to the first two Target Years, for each of such two Target Years on the first Business Plan Vest Date) an additional option (the "Additional Option") to purchase shares of Common Stock (rounded up or down to the nearest whole share of Common Stock) equal to the product of (i) 5% of the aggregate number of shares of Common Stock originally subject to stock options granted to such optionee and (ii) a fraction, the numerator of which is the Excess (rounded up or down to the nearest one-tenth of a percent) and the denominator of which is 10; provided, however, that the maximum number of shares of Common Stock subject to the Additional Options granted with respect to any single Target Year shall not exceed 5% of the number of shares of Common Stock subject to the original option granted prior thereto. Additional Options shall be 100% vested upon their grant. The exercise price of the shares of Common stock under each Additional Option shall be equal to the fair market value of the Common Stock on the grant date of the original option.

       (d) The term "Plan Shares" shall mean the number of shares of Common Stock that, after adjustment by the Board of Directors in accordance with Paragraph 12 of the Plan, would be subject to an option assuming the occurrence of an Initial Public Offering of the Company in connection with which the shares of common stock issued and outstanding on the date of adoption of this Plan would be adjusted such that an aggregate of 30,300,000 shares of common stock of the Company would be issued and outstanding immediately prior to the Initial Public Offering. Accordingly, an option to purchase Plan Shares shall entitle the optionee to purchase such number of shares of Class B Common Stock as shall be equal to the number of Plan Shares subject to the option divided by 30.3 at an exercise price which shall be equal to the exercise price per Plan Share multiplied by 30.3. To the extent that fewer or greater than 30,300,000 shares of Capital Stock of the Company are issued and outstanding immediately prior to an Initial Public Offering, or the date on which the option otherwise first becomes exercisable, as the case may be (in either case, the "Outstanding Shares"), (i) for purposes of determining the number of shares of Class B Stock (or, after the occurrence of an Initial Public Offering, shares of Common Stock) the optionee is entitled to purchase, the number of Plan Shares with respect to which the optionee holds an option shall be multiplied by a fraction, the numerator of which is the number of Outstanding Shares and the denominator of which is 30,300,000, and (ii) for purposes of determining the exercise price of the option, the exercise price per Plan Share shall be multiplied by a fraction, the numerator of which is 30,300,000 and the denominator of which is the number of Outstanding Shares. "Capital Stock" means the Company's Class A stock, Class B stock, Class C stock, Class D stock and Class E stock, in each case with a par value of $.01 per share.